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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): September 15, 1998

                            METROTRANS CORPORATION
              (Exact Name of Registrant as Specified in Charter)


         GEORGIA                          0-23808                 58-1393777
(State or Other Jurisdiction        (Commission File No.)       (IRS Employer
     of Incorporation)                                       Identification No.)


        777 Greenbelt Parkway, Griffin, Georgia                30223
        (Address of Principal Executive Offices)             (Zip Code)


                                (770) 229-5995
             (Registrant's telephone number, including area code)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On September 15, 1998, The Mayflower Corporation plc, a corporation organized under the laws of the United Kingdom ("Mayflower"), purchased from M. Earl Meck and Randolph B. Stanley, each of whom were non-management directors of the Registrant, an aggregate of 1,650,400 shares (the "Shares") of Common Stock of the Registrant ("Common Stock") at a purchase price of $15.00 per share (or an aggregate of $24,756,000) pursuant to an Agreement dated as of August 21, 1998 (the "Agreement"), between Mayflower, Mayflower (U.S. Holdings), Inc., the Registrant, D. Michael Walden, Terri B. Hobbs, M. Earl Meck and Randolph B. Stanley. As a result of the transaction, Mayflower acquired 40.4% of the outstanding Common Stock of the Registrant. It is the Registrant's understanding, based solely upon statements made by Mayflower in its Schedule 13D filed with the Securities and Exchange Commission on September 24, 1998, with respect to its acquisition of the Shares, that, other than the Shares, Mayflower does not own any other shares of Common Stock and the source of funds Mayflower used to purchase the Shares was from available working capital of Mayflower. Mr. Walden is the Chairman of the Board and Chief Executive Officer of the Registrant and Ms. Hobbs is the Deputy Chief Executive Officer of the Registrant. Pursuant to the Agreement, Mr. Meck and Mr. Stanley resigned as directors of the Registrant effective as of September 15, 1998.

     The Agreement also provides, among other things, for the following:

 .    The Board of Directors of the Registrant will be expanded from six to eight directors consisting of five directors selected by the current directors of Metrotrans and three directors designated by Mayflower. Mr. Walden will continue as Chairman of the Board and Chief Executive Officer of Metrotrans.

 .    Mayflower, Mr. Walden and Ms. Hobbs agreed to vote their shares of Common
     Stock to maintain the composition and membership of the Board of Directors of the Registrant as provided above.

 .    Mayflower agreed to vote its shares of Common Stock in accordance with the vote of the majority of the Board of Directors of the Registrant with respect to all matters presented to a vote of the shareholders; provided that Mayflower may vote its shares of Common Stock as it shall determine in connection with certain matters set forth in the Agreement, should any such matter be presented to a vote of shareholders.

 .    Mayflower agreed to loan to the Registrant up to $15 million (the "Loan")
     for a term of 5 years which will be used by the Registrant for working capital and to finance capital expenditures. If Mr. Walden exercises his Put (as defined below) or Mayflower exercises its Call (as defined below), Mayflower will have the right at anytime thereafter to convert the outstanding principal, interest, fees and other amounts owing under the Loan into shares of Common Stock. The price per share for such conversion will be the average of the closing bid and asked price for the Common Stock reported by the Nasdaq National

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     Market (or other exchange or quotation system on which the Common Stock is then traded) for the 20 trading days immediately prior to the date of the exercise of the conversion right or, if the Common Stock is not then traded on an exchange, the appraised value determined by an independent appraiser. The terms of the Loan are set forth in a Loan Agreement dated as of August 21, 1998, a copy of which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

 .    Mr. Walden and Ms. Hobbs shall have the right (the "Put"), commencing
     December 31, 2000 and expiring 45 days after results of operation are published by the Registrant for the period ending December 31, 2002 (the "Option Term"), to tender all of either of their shares of Common Stock to Mayflower at a price equal to the average of the closing bid and asked prices reported on the Nasdaq National Market for the 20 trading days immediately prior to the date that notice of intent to exercise the Put is given; provided that in no event will the purchase price per share exceed $40.00 per share, and provided further that the purchase price per share shall be no less than $10.00 per share for the period from December 31, 2000 to December 31, 2001; no less than $12.50 per share for the period from January 1, 2002 to September 30, 2002; and no less than $15.00 per share for the period from October 1, 2002 to December 31, 2002. As of the date of the Agreement, Mr. Walden beneficially owned 843,950 shares (20.6%) of Common Stock (including vested options to purchase 18,750 shares of Common Stock) (the "Walden Shares") and Ms. Hobbs beneficially owned 70,200 shares (1.7%) of Common Stock (including vested options to purchase 18,750 shares of Common Stock, 12,500 restricted shares that are subject to forfeiture upon certain circumstances and 450 shares owned by her spouse (which shares are excluded from the Agreement)) (the "Hobbs Shares").

 .    In the event that the Option Term expires without Mr. Walden and Ms. Hobbs, or either of them, having exercised the Put or under certain other circumstances, Mayflower shall have the right to purchase (the "Call"), at any time prior to December 31, 2004, all of the Walden Shares and the Hobbs Shares at a purchase price of $15.00 per share.

 .    Until such time as Mr. Walden has exercised his Put, Mayflower has exercised its Call with respect to the Walden Shares, or the Option Term has expired, whichever occurs first (the "Standstill Period"), (i) Mayflower agreed not to directly or indirectly sell or purchase, contract to sell or purchase, obtain a right to purchase or sell or otherwise acquire or sell any shares of Common Stock and (ii) each of Mr. Walden and Ms. Hobbs covenanted and agreed that he or she will not (A) except with respect to certain shares of Common Stock owned by Ms. Hobbs, offer for sale, sell, transfer (including by way of gift), tender, pledge, encumber or otherwise subject to a lien, assign or otherwise dispose of, or enter into any contract or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, or other disposition of, or exercise any discretionary powers to distribute, any of his or her shares of Common Stock, or (B) grant any proxies or powers of attorney with respect to any of his or her shares of Common Stock, deposit any of his or her shares of Common Stock

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     into a voting trust or enter into a voting agreement with respect to any of his or her shares. The foregoing does not apply to the exercise by Mr. Walden or Ms. Hobbs of options to purchase Common Stock granted to either of them by the Registrant.

 .    After the Standstill Period, Mayflower may offer to acquire all of the remaining shares of Common Stock of the Registrant, provided, however, that in the event that Mayflower shall offer to acquire all of the publicly traded shares of Common Stock prior to 45 days after publication of results of operations of the Registrant for the year ended December 31, 2001, Mayflower shall offer a price of not less than $15.00 per share, subject to receipt of a fairness opinion satisfactory to the Board of Directors of the Registrant. Based on the number of shares of Common Stock currently outstanding, Mayflower would acquire in excess of 61% of the outstanding Common Stock upon exercise of the Put or Call.

 .    Mayflower has agreed to provide various technical services to the
     Registrant, at the request of Mr. Walden. These shall include, but not be limited to, Mayflower arranging for its affiliated company, Walter Alexander, to second Mr. Nigel McGaughey or such other person(s) designated by Mayflower and approved by the Registrant (which approval may not be unreasonably withheld) on behalf of the Registrant for a period of up to two years. Mayflower and the Registrant will also select various specialized industry consultants, satisfactory to both Mayflower and the Registrant, which will be retained by the Registrant. The Registrant will pay the base salary while Mr. McGaughey or such other person(s) are assigned to the Registrant not to exceed $150,000 per year. The Registrant will also pay the fees of any consultants which may be retained to provide technical services to the Registrant.

 .    Mayflower agreed to enter into a separate agreement with Mr. Walden and Ms.
     Hobbs, which will contain a non-competition provision effective following exercise of the Put or the Call in consideration for the payment upon the exercise of the Put or Call of $1,500,000.00 to Mr. Walden and $500,000.00 for Ms. Hobbs.

     A copy of the Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference. The foregoing is not a complete description of the terms of the Agreement, the Loan or the transactions contemplated thereby and is subject to and qualified in its entirety by reference to the Agreement and the Loan Agreement.

     This report includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Registrant to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the Registrant's customers and suppliers, competitor responses to the Registrant's products and services, the overall market acceptance of such product and services, the costs and availability of components, product scheduling, and other factors disclosed in the Registrant's last filed Annual Report.

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ITEM 7. EXHIBITS

     10.1 Agreement dated August 21, 1998, among The Mayflower Corporation plc, Mayflower (U.S. Holdings), Inc., Metrotrans Corporation, D. Michael Walden, Terri B. Hobbs, Randolph B. Stanley and M. Earl Meck (filed as Exhibit 10 to the Registrant's Current Report on Form 8-K dated August 21, 1998 and incorporated herein by reference).

     10.2 Loan Agreement dated August 21, 1998, between The Mayflower Corporation plc and Metrotrans Corporation.

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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       METROTRANS CORPORATION
                                       (Registrant)


                                       /s/ Richard M. Bruno
                                       --------------------
                                       Richard M. Bruno
                                       Chief Financial and Accounting Officer
                                       Duly Authorized Officer


Date: September 28, 1998

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                                 EXHIBIT INDEX

Exhibit No.     Description
----------      ------------

  10.1 Agreement dated August 21, 1998, among The Mayflower Corporation plc, Mayflower (U.S. Holdings), Inc., Metrotrans Corporation, D. Michael Walden, Terri B. Hobbs, Randolph B. Stanley and M. Earl Meck (filed as Exhibit 10 to the Registrant's Current Report on Form 8-K dated August 21, 1998 and incorporated herein by reference).

  10.2 Loan Agreement dated August 21, 1998, between The Mayflower Corporation plc and Metrotrans Corporation.

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